RESELLER AGREEMENT

BETWEEN

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

AND

LOGOS IMAGING LLC

THIS PAGE INTENTIONALLY LEFT BLANK

Table of Contents

ARTICLE I.

DEFINITIONS

1

ARTICLE II.

APPOINTMENT, TERRITORY, OBLIGATION, SUPPORT

2

2.01.

APPOINTMENT

2

2.02.

TERRITORY

2

(a)

Germany and Russia

2

2.03.

OBLIGATION

2

2.04.

SUPPORT

2

ARTICLE III.

LICENSE FEES, ACCEPTANCE, PAYMENT, TAXES

3

3.01.

LICENSE FEES

3

3.02.

ACCEPTANCE

3

3.03.

PAYMENT

3

3.04.

TAXES

3

ARTICLE IV.

SPECIFIC RESTRICTIONS ON USE OF LICENSED MATERIALS

3

4.01.

INSTALLATION

3

4.02.

UNAUTHORIZED USE

4

4.03.

MODIFICATION OF LICENSED MATERIALS

4

4.04.

REMOVAL OF COPYRIGHT NOTICE

4

4.05.

COMMERCIAL PURPOSES

4

ARTICLE V.

TERMS, LIMITATION, TERMINATION

4

5.01.

TERM

4

5.02.

RENEWAL

4

5.03.

EARLY TERMINATION

4

ARTICLE VI.

RELATIONSHIP OF PARTIES

5

ARTICLE VII.

PROMOTION

5

ARTICLE VIII.

PRODUCT LIFECYCLE

5

ARTICLE IX.

LIMITATION OF LIABILITY

5

ARTICLE X.

WARRANTY

6

ARTICLE XI.

USE OF GUARDIAN TRADEMARKS

6

ARTICLE XII.

PROPRIETARY INFORMATION

6

ARTICLE XIII.

GOVERNMENT CONTRACT CONDITIONS

7

ARTICLE XIV.

EXPORT CONTROLS

7

ARTICLE XV.

INDEMNITIES

7

ARTICLE XVI.

ASSIGNMENT AND TRANSFER

7

ARTICLE XVII.

GOVERNING LAW

8

ARTICLE XVIII.

DISPUTE RESOLUTION

8

ARTICLE XIX.

FORCE MAJEURE

8

ARTICLE XX.

ENTIRE AGREEMENT

8

ARTICLE XXI.

AMENDMENT

8

ARTICLE XXII.

NOTICES

9

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ARTICLE XXIII.

SEVERABILITY

9

ARTICLE XXIV.

WAIVER OF CONTRACTUAL RIGHT

9

ARTICLE I.

PERPETUAL LICENSE

1

ARTICLE II.

MAINTENANCE

1

ARTICLE III.

PRICE CHANGES

1

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nSightTM  Product Reseller Agreement

This Reseller Agreement (this “Agreement”) is made effective the 1st day of May, 2006 (the “Effective Date”) by and between Logos Imaging LLC, a corporation organized and existing under the laws of the State of Indiana, with offices at 1400 Industries Road, Richmond, IN 47374 (hereinafter “Logos”, “Licensee”, or “Party”) and Guardian Technologies International, Inc., a corporation organized and existing under the laws of the State of Delaware, with offices at 516 Herndon Parkway, Suite A, Herndon, VA 20170 (hereinafter “Guardian”, “Licensor”, or “Party”).  Logos and Guardian will be collectively referred to as “the Parties.”

WHEREAS, Logos is experienced in the design, development, production, and implementation of security radiographic solutions for the Explosive Ordinance Disposal (EOD) and Improvised Explosive Device Detection (IEDD) trade;

WHEREAS, Guardian is experienced in the design, development, production, and implementation of image analysis solutions that provide explosive threat recognition capability;

WHEREAS, the EOD and IEDD trade desire a more powerful tool to identify potential threats in their radiographic images produced by the Logos product;

WHEREAS, Guardian has developed a technology named <PRODUCTNAME> that provides radiographic image analysis for more effective threat recognition;

WHEREAS, the Parties recognize the efficiency and benefits of Logos bundling the nSightTM technology into the Logos Imaging Application such that the total solution is turnkey.

NOW, THEREFORE, in consideration of mutual promise contained herein and subject to the terms and conditions hereof, Guardian and Logos agree as follows:

Article I.

Definitions

The “Host Application” is any legally licensed installation of the Logos Imaging Application software.

The “Licensed Software” is the Guardian nSightTM product.  The Licensed Software is distributed as a Dynamic Linked Library (DLL) and is intended to be embedded in the Host Application.

“End Users” are customers of Logos who have been granted 1) a right-to-use license for the Host Application and 2) a right-to-use license for the Licensed Software.

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Article II.

Appointment, Territory, Obligation, Support

2.01.

Appointment

Guardian appoints Logos as a worldwide, non-exclusive reseller of the Licensed Software.  Logos accepts such appointment and agrees to serve as a value-added reseller of the Licensed Software to End Users as provided herein.

Guardian hereby grants to Logos the non-exclusive right to purchase the Licensed Software from Guardian and resell directly to End Users.  Logos may not sell to any other reseller without Guardian's specific prior written approval.

2.02.

Territory

This Agreement is not exclusive to Logos, and Guardian reserves the unrestricted right to sell, license, market and distribute or to grant to others the right to sell, license, market and distribute the Licensed Software and value added versions thereof anywhere in the world.  The parties agree to mutually resolve any channel conflicts that arise in a given territory.  Logos and any agents, distributors, representatives, integrators, or value added resellers of Logos shall not have exclusive rights to territories except as specified in the subparagraphs below or in subsequent approved attachments to this agreement.

(a)

Germany and Russia

Guardian recognizes European Logistics Partners (ELP) and its President, Mr. Peter Weiss, as the Logos agent in the territories of Germany and Russia.  This agreement grants the right of first refusal to Logos and ELP to act as the sole marketing interface to customers in these territories.

2.03.

Obligation

Logos agrees that an Authorized User shall be bound by the terms of the End User License Agreement accompanying the Licensed Software.  Logos shall make a good-faith effort to ensure that all End Users are aware of and comply with this Agreement and the End User License Agreement.

Logos shall be responsible for all End User customer support, technical support, billing, and collection of payments from End Users.

Logos shall have no obligation to meet any performance objective or to submit any annual plan relating to performance objectives or to purchases or resell any minimum number copies of the Licensed Software.  Logos shall prepare an annual forecast plan and submit to Guardian a quarterly update to the forecast plan by the 5th day of the following quarter.

2.04.

Support

Guardian will offer activation support, including assisting with the integration of the Licensed Software to the Host Application.  Guardian will offer reasonable levels of continuing support to assist Logos in use of the Licensed Software.

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Guardian will make its personnel available to Logos by email, phone or fax during normal business hours for feedback, problem-solving, or general questions.  Guardian will provide appropriate training to Logos staff relating to the use of the Licensed Software.

Article III.

License Fees, Acceptance, Payment, Taxes

3.01.

License Fees

Logos shall make payment to Guardian for use of the Licensed Software pursuant to the terms set forth in Schedule A, attached hereto.  Logos may establish at its own discretion the resale price of the Licensed Software.

3.02.

Acceptance

All orders shall be considered complete and accepted, with no right of revocation or return of Licensed Software as of ten (10) days after delivery to Logos, unless Logos gives written notice to Guardian within such ten (10) day period of all items not delivered. Upon Logos’ receipt of all items not originally delivered, the order shall be considered complete and accepted with no right of revocation or return.

The Licensed Software and any supporting materials are shipped to Logos F.O.B delivery of these items to a common carrier. Title and risk of loss shall pass to Logos upon delivery of Licensed Software and any supporting materials to the carrier.

3.03.

Payment

Payment for orders placed by purchase order is due thirty (30) days from the date of shipment.

3.04.

Taxes

Logos shall pay all import duties, custom fees, sales (unless an exemption certificate is furnished by Logos to Guardian), use, withholding and value added taxes (except for taxes imposed on Guardian’s net income) with respect to any products sold or licensed and any services rendered to Logos in respect of this Agreement or furnish Guardian with evidence acceptable to the taxing authority to sustain an exemption there from.

Article IV.

Specific Restrictions on Use of Licensed Materials

4.01.

Installation

Logos may install the Licensed Software on a single desktop or laptop computer that is legally licensed for the Host Application.  A single license for the Licensed Software may not be shared, installed or used concurrently on different computers.

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4.02.

Unauthorized Use

Except as specifically provided elsewhere in this agreement, Logos shall not knowingly permit anyone other than End Users to use the Licensed Software.

4.03.

Modification of Licensed Materials

Logos may not alter, merge, modify, adapt or translate the Licensed Software, or decompile, reverse engineer, disassemble, or otherwise reduce the Licensed Software to a human-perceivable form.  Logos may not modify the Licensed Software or create derivative works based upon the Licensed Software without the prior written permission of Guardian.

4.04.

Removal of Copyright Notice

Logos may not remove, obscure or modify any copyright or other notices included in the Licensed Software.

4.05.

Commercial Purposes

Logos shall not use the Licensed Software to develop any software or other technology having the same primary function as the Licensed Software, including but not limited to using the Licensed Software in any development or test procedure that seeks to develop like software or other technology, or to determine if such software or other technology performs in a similar manner as the Licensed Software.

Article V.

Terms, Limitation, Termination

5.01.

Term

This Agreement shall continue in effect for two (2) years and commence on the Effective Date.

5.02.

Renewal

This Agreement shall be automatically renewed at the end of the current term for a successive two (2) year term unless either party gives written notice of its intention not to renew ninety (90) days before expiration of the current term.

5.03.

Early Termination

In the event that either party believes that the other materially has breached any obligations under this Agreement, or if Guardian believes that Logos has exceeded the scope of the License, such party shall so notify the breaching party in writing. The breaching party shall have thirty (30) days from the receipt of notice to cure the alleged breach and to notify the non-breaching party in writing that cure has been effected. If the breach is not cured within the thirty (30) days, the non-breaching party shall have the right to terminate the Agreement without further notice.

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Upon Termination of this Agreement for cause distribution of the Licensed Software by Logos shall cease.  Authorized copies of Licensed Software may be retained by Logos or End Users and used subject to the terms of this Agreement.

Article VI.

Relationship of Parties

Guardian and Logos are independent companies and nothing in this Agreement will create any partnership, joint venture, agency, franchise, sales representative, or employment relationship between the parties.

Article VII.

Promotion

Logos shall exert best efforts to market Guardian’s nSightTM product.  Logos shall have sufficient technical knowledge of the nSightTM product in general, and will have access to appropriate Guardian sales and technical training.

Logos is expected and encouraged to advertise and promote the sales of Guardian products through all appropriate media including trade show exhibits, catalogs and direct mailings, space advertising, educational meetings, sales aids, etc.  Guardian must approve all such materials that use Guardian’s name or trademarks.  Guardian will assist Logos in advertising and promoting Guardian products in accordance with Guardian’s policy.

Logos shall not promote the Licensed Software in a manner that is likely to cause the trade and the public to mistakenly believe that Guardian’s products originate with Logos or with any other party, or that Guardian is affiliated with Logos in any manner other than through this Agreement.

End Users shall be considered primarily to be the customer of Logos. Guardian will honor Logo's request to contact or not to contact Authorized User in the normal course of business. However, Guardian reserves the right to maintain lists of End Users and contact End Users if the need arises.

Logos shall not send or cause to be sent any unsolicited email ("spam"), including newsgroup postings, regarding the Licensed Software, other Guardian products, or Guardian services.

Article VIII.

Product Lifecycle

Guardian does not represent that it will continue to manufacture any particular version or model of the nSightTM product indefinitely or even for any specific period. Guardian specifically reserves the right to modify any of the specifications or characteristics of its products, to remove any product from the market, and/or to cease manufacturing or supporting it.

Article IX.

Limitation of Liability

UNDER NO CIRCUMSTANCES, INCLUDING ANY INFRINGEMENT CLAIMS, SHALL GUARDIAN BE LIABLE TO LOGOS OR ANY OTHER PARTY FOR ANY RE-PROCUREMENT COSTS, LOST REVENUE OR PROFITS OR FOR ANY OTHER SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF

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GUARDIAN HAS BEEN INFORMED OF SUCH POTENTIAL LOSS OR DAMAGE.

Article X.

Warranty

Logos agrees to honor any warranty requests received from End Users pursuant to the terms of the End User License Agreement relating to the Licensed Software as distributed by Guardian.  Logos shall make no representations or warranties on behalf of Guardian and no representations, warranties, or guarantees to customers with respect to the specifications, features or capabilities of the Licensed Software that are inconsistent with the literature distributed by Guardian, including all warranties and disclaimers contained in such literature.

Article XI.

Use of Guardian Trademarks

Logos and its End Users acknowledge the following:

•

Guardian owns all right, title and interest in the nSightTM and Guardian names and logotypes.

•

Guardian is the owner of certain other trademarks and trade names used in connection with certain product lines and software.

•

Logos and its End Users will acquire no interest in any such trademarks or trade names by virtue of this Agreement, its activities under it, or any relationship with Guardian.

During the term of this Agreement, Guardian grants Logos a non-exclusive, royalty free license to use Guardian’s trademarks, service marks, and trade names for the purpose of advertising, promoting, merchandising and marketing the Licensed Software. Logos may indicate to the trade and to the public that it is an Authorized Reseller of the Guardian nSightTM product.  With Guardian’s prior written approval, Logos may also use the Guardian trademarks and trade names to promote and solicit sales or licensing of Guardian products if done so in strict accordance with Guardian’s guidelines.  Logos will not adopt or use such trademarks or trade names, or any confusingly word or symbol, as part of its company name or allow such marks or names to be used by others.

At the expiration or termination of this Agreement, Logos shall immediately discontinue any use of the nSightTM and Guardian names or trademarks or any other combination of words, designs, trademarks or trade names that would indicate that it is or was a reseller of the Guardian products.

Article XII.

Proprietary Information

Guardian and Logos shall each exercise due diligence to maintain in confidence and not disclose to any third party any proprietary information furnished by the other to it on a confidential basis and identified as such when furnished.  Except in accordance with this Agreement, neither party shall use such information without permission of the party that furnished it.  As used in this paragraph, “due

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diligence” means the same precaution and standard of care which that party uses to safeguard its own proprietary data, but in no event less than reasonable care.

This Agreement does not grant any license under any patents or other intellectual property rights owned or controlled by or licensed to Guardian.  Logos shall not have any right to manufacture Guardian products.

The provisions of this Section shall survive for five (5) years beyond the expiration, non-renewal or termination of this Agreement.

Article XIII.

Government Contract Conditions

In the event that Logos elects to sell the Licensed Software to the U.S. Government, Logos does so solely at its own option and risk, and agrees not to obligate Guardian as a subcontractor or otherwise to the U.S. Government.  Logos remains solely and exclusively responsible for compliance with all statutes and regulations governing sales to the U.S. Government.  Guardian makes no representations, certifications or warranties whatsoever with respect to the ability of its goods, services or prices to satisfy any such statutes and regulations.

Article XIV.

Export Controls

Regardless of any disclosure made by Logos to Guardian of an ultimate destination of Guardian products, Logos shall not export, either directly or indirectly, the Licensed Software, other Guardian products, any Guardian documentation, or system incorporating such Licensed Software or other Guardian products without first obtaining a license as required by the United States Government.

Article XV.

Indemnities

Each party shall indemnify and hold the other harmless for any losses, claims, damages, awards, penalties, or injuries incurred by any third party, including reasonable attorney's fees, which arise from any alleged breach of such indemnifying party's representations and warranties made under this Agreement, provided that the indemnifying party is promptly notified of any such claims. The indemnifying party shall have the sole right to defend such claims at its own expense. The other party shall provide, at the indemnifying party's expense, such assistance in investigating and defending such claims as the indemnifying party may reasonably request. This indemnity shall survive the termination of this Agreement.

Article XVI.

Assignment and Transfer

Neither party may assign, directly or indirectly, all or part of its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

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Article XVII.

Governing Law

This Agreement shall be governed by the substantive law of the Commonwealth of Virginia, United States of America, without regard to any choice of law or conflict of law provisions that otherwise would require the application of the substantive law of any other jurisdiction.

Article XVIII.

Dispute Resolution

In the event any dispute or controversy arising out of or relating to this Agreement, the parties agree to exercise their best efforts to resolve the dispute as soon as possible using good faith and a spirit of mutual cooperation. The parties shall, without delay, continue to perform their respective obligations under this Agreement which are not affected by the dispute.  Any dispute which cannot be resolved through negotiation or mediation may be submitted to the courts of appropriate jurisdiction.

Article XIX.

Force Majeure

Neither party shall be liable in damages or have the right to terminate this Agreement for any delay or default in performing hereunder if such delay or default is caused by conditions beyond its control including, but not limited to Acts of God, Government restrictions (including the denial or cancellation of any export or other necessary license), wars, insurrections and/or any other cause beyond the reasonable control of the party whose performance is affected.

Article XX.

Entire Agreement

This Agreement constitutes the entire agreement of the parties and supersedes all prior communications, proposals, understandings, and agreements relating to the subject matter hereof, whether oral or written.  In the case of conflict between this Agreement and Logos purchase orders issued for the Licensed Software, the terms of this Agreement shall prevail.

Article XXI.

Amendment

No modification or claimed waiver of any provision of this Agreement shall be valid except by written amendment signed by authorized representatives of Guardian and Logos.

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Article XXII.

Notices

All notices given pursuant to this Agreement shall be in writing.  If any notice is sent by facsimile, confirmation copies must be sent by mail or hand delivery to the specified address. Either party may from time to time change its Notice Address by written notice to the other party.

If to Guardian:

Guardian Technologies International, Inc.

516 Herndon Parkway

Suite A

Herndon, VA  20170

Attn: John McDaid

If to Logos:

Logos Imaging LLC

1400 Industries Road

Richmond, IN  47374

Attn: Shawn Munn

Article XXIII.

Severability

If any provision or provisions of this Agreement shall be held to be invalid, illegal, unenforceable or in conflict with the law of any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Article XXIV.

Waiver of Contractual Right

Waiver of any provision herein shall not be deemed a waiver of any other provision herein, nor shall waiver of any breach of this Agreement be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement by their respective, duly authorized representatives as of the date first above written.

Guardian Technologies International, Inc.:

BY:

______________________________________

DATE:

___________________

Signature of Authorized Signatory of Guardian

Print Name:

Title:

Logos Imaging LLC:

BY:

______________________________________

DATE:

___________________

Signature of Authorized Signatory of Logos

Print Name:

Title:

SCHEDULE A

nSightTM Reseller Pricing

Article I.

Perpetual License

A “Perpetual License” is a license granted to an Authorized User pursuant to the Guardian End User License Agreement.  Logos shall pay Guardian the following amount(s) with respect to the Licensed Software delivered to Logos for licensing to an Authorized User under a Perpetual License.  An “Existing” Host Application is a Host Application that has been delivered by Logos to an Authorized User prior to May 1, 2006.  A “New” Host Application is any Host Application delivered by Logos to an Authorized User on or after May 1, 2006.  Although Guardian provides suggested list prices in the table below, Logos has the right to determine its own resale prices unilaterally.

Transaction Type	Price per Host Application	Suggested List Price	Note(s)
New Host Application Sale	$13,000	$19,500	Price for any new Host Application sale.
Existing Host Application	$9,000	$13,500	Price for any purchase order received by December 29, 2006 for an Existing Host Application.
Existing Host Application	$11,000	$16,500	Price for any purchase order received after December 29, 2006 for an Existing Host Application.

Article II.

Maintenance

Fees for Maintenance shall be in addition to the foregoing fees.  Logos shall pay Guardian 20% of the then-applicable price for each Authorized User of a Perpetual License holder.

Article III.

Price Changes

Guardian may, in its sole discretion, change the purchase price upon notice to Logos and Schedule A shall be deemed amended accordingly.

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